Exhibit 10.32

FOURTH AMENDMENT TO LEASE AGREEMENT

PLEASE NOTE: CERTAIN INFORMATION INDICATED WITH [***] IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“this Fourth Amendment”) is dated as of September 27 , 2022 (”Fourth Amendment Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and ADAPTIVE PHAGE THERAPEUTICS, INC., a Delaware corporation, having an address at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of August 9, 2019, as amended by that certain letter agreement dated August 7, 2019, that certain letter agreement dated October 28, 2020, that certain First Amendment to Lease Agreement dated as of October 28, 2020 (“First Amendment”), that certain Second Amendment to Lease Agreement dated July 8, 2021 (“Second Amendment”), and that certain Third Amendment to Lease Agreement dated July 15, 2021 (“Third Amendment”; together with the Original Lease, the letter agreements, the First Amendment, the Second Amendment, and the Third Amendment, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately [***] rentable square feet (“Existing Premises”) located at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B. As of the Second Amendment Effective Date (i.e., July 8, 2021), the Second Floor Expansion Premises (as defined in the Second Amendment) was leased to certain LaunchLab Tenants (as defined in the Second Amendment).

C. One of the LaunchLab Tenants, Labsero LLC, a Maryland limited liability company, previously vacated that portion of the Second Floor Expansion Premises known as Suite 250-E containing approximately [***] rentable square feet (“Suite 250-E”), and Tenant has leased Suite 250-E from Landlord pursuant to the terms and conditions of the Third Amendment.

D. The remaining LaunchLab Tenant, Caring Cross, Inc., a Maryland corporation (“Caring Cross”), currently leases that portion of the Second Floor Expansion Premises known as (i) Suite 250-C containing approximately [***] rentable square feet (“Suite 250-C”), and (ii) Suite 250-D containing approximately [***] rentable square feet (“Suite 250-D”; together with Suite 250-C, “Suites 250-C/250D”).

E. Caring Cross intends to vacate Suites 250-C/250-D by September 30, 2022.

F. Tenant desires to lease Suites 250-C/250-D from Landlord, and Landlord desires to lease Suites 250-C/250-D to Tenant, for the period beginning on October 1, 2022 (“Suites 250-C/250-D Commencement Date”) and, unless earlier terminated in accordance with the terms of the Lease, ending on the date that is one day before the Second Floor Expansion Premises Commencement Date (i.e., November 1, 2023)

G. Tenant’s leasing of the Second Floor Expansion Premises is contingent on the satisfaction of the LaunchLab Tenant Contingency (as defined in the Second Amendment).

H. From and after the Suites 250-C/250-D Commencement Date, Suites 250-C/250-D shall form a part of the Second Floor Expansion Premises.

I. Landlord and Tenant desire to amend the Lease, among other things, to expand the Existing Premises by adding Suites 250-C/250-D and to provide certain abatement of Base Rent for Suites 250-C/250-D, all on the terms and conditions set forth in this Fourth Amendment.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Definitions; Recitals. Terms used in this Fourth Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Fourth Amendment and are hereby incorporated by reference.

2. Addition of Suites 250-C/250-D. Effective as of the Suites 250-C/250-D Commencement Date, the Existing Premises is hereby expanded to include Suites 250-C/250-D (Suites 250-C/250-D, together with the Existing Premises, are hereinafter collectively referred to as the “Premises”). The area of the Existing Premises and Suites 250-C/250-D total [***] rentable square feet. Exhibit A-4 attached hereto, which depicts Suites 250-C/250-D, shall be added to the Lease as Exhibit A-4. Upon request of Landlord or Tenant, each party shall execute and deliver a written acknowledgement of the Suites 250- C/250-D Commencement Date and the date that is one day before the Second Floor Expansion Premises Commencement Date when such dates are established in the form attached hereto as Exhibit B; provided, however, that a party’s failure to execute and deliver any such acknowledgements shall not affect Landlord’s or Tenant’s rights under this Fourth Amendment.

a. Delivery of Suites 250-C/250-D. Landlord shall deliver Suites 250-C/250-D to Tenant on the Suites 250-C/250-D Commencement Date in their broom clean, “as is” condition, free and clear of Caring Cross’s property (each, a “Delivery,” “Delivered,” or “Deliver”). If Landlord fails to Deliver timely Suites 250-C/250-D, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Fourth Amendment and the Lease with respect to Suites 250-C/250-D shall not be void or voidable.

b. Acceptance. Except as set forth in this Fourth Amendment, if applicable: (i) Tenant shall accept Suites 250-C/250-D in their “as is” condition as of the Suites 250-C/250-D Commencement Date; (ii) Landlord shall have no obligation for any defects in Suites 250-C/250-D, and (iii) Tenant’s taking possession of Suites 250-C/250-D shall be conclusive evidence that Tenant accepts Suites 250-C/250-D and that Suites 250-C/250-D were in good condition at the time possession was taken, including, but not limited to, all cabinetry and casework, uninterruptable power supply systems, power surge protectors, emergency generator, communication systems, security systems, chemical fume hoods, and other fixed equipment located in Suites 250-C/250-D and to the extent such items exist. Notwithstanding the foregoing provisions of this paragraph, Tenant shall have a period of 60 days after the Suites 250-C/250-D Commencement Date to reasonably identify in writing any latent defects in the mechanical, electrical, and plumbing systems and the structural components serving Suites 250-C/250-D. For purposes of this paragraph, “latent defects” means those material defects in such systems and/or components that could not have been identified or discovered through a reasonable inspection of such systems or components conducted by a qualified technician. Landlord will promptly repair such identified latent defects (subject to Landlord’s reasonable confirmation that such defects are, in fact, latent defects).

c. Condition. Neither Landlord nor any of its agents has made any representation or warranty with respect to the condition of all or any portion of Suites 250-C/250-D and/or the suitability of Suites 250-C/250-D for the conduct of Tenant’s business, and Tenant waives any implied warranty that Suites 250-C/250-D are suitable for the Permitted Use. Tenant shall use Suites 250-C/250-D only for the Permitted Use under the Lease in compliance with the provisions of Section 7 of the Lease.

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d. Permits. Subject to the provisions of Sections 2.b above, Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy of Suites 250-C/250-D or obtain any permits, approvals, or entitlements related to Tenant’s specific use of Suites 250-C/250-D or Tenant’s business operations therein. Tenant shall be responsible for obtaining a certificate of occupancy for Suites 250-C/250-D.

3. Amendment to Second Amendment. For the period between the Suites 250-C/250-D Commencement Date and the day before the Second Floor Expansion Premises Commencement Date, Suites 250-C/250-D will not form a part of the Second Floor Expansion Premises, Caring Cross will not constitute a LaunchLab Tenant, and the LaunchLab Tenant Contingency shall not apply to Suites 250- C/250-D. Accordingly, effective as of the Suites 250-C/250-D Commencement Date and continuing through the day before the Second Floor Expansion Premises Commencement Date, Section 3.b of the Second Amendment is hereby amended by adding the following at the end thereof:

A former LaunchLab Tenant, Caring Cross, Inc., a Maryland corporation, no longer leases that portion of the Second Floor Expansion Premises known as Suites 250-C/250-D. Landlord has leased Suites 250-C/250-D to Tenant pursuant to the terms and conditions of a certain Fourth Amendment to Lease Agreement between Landlord and Tenant. Accordingly, the provisions of this paragraph shall not apply to Suites 250-C/250-D, and Caring Cross shall not constitute one of the LaunchLab Tenants.

4. Base Rent and Operating Expenses for Suites 250-C/250-D Until Day Before Second Floor Expansion Premises Commencement Date. The term of the Lease for Suites 250-C/250-D shall begin on the Suites 250-C/250-D Commencement Date and, unless earlier terminated in accordance with the terms and conditions of this Fourth Amendment and the Lease, shall end on October 31, 2023, which is the date that is the day before the Second Floor Expansion Premises Commencement Date. Accordingly, (a) Tenant shall continue to pay Base Rent with respect to the Existing Premises at the rates set forth in the Lease, (b) subject to the Suites 250-C/250-D Base Rent Abatement (as defined below), commencing on the Suites 250-C/250-D Commencement Date and continuing through the date that is the day before the Second Floor Expansion Premises Commencement Date, (i) Base Rent for Suites 250-C/250-D shall be payable at the rate of $10,034.26 per month and shall not be adjusted during this time period, and (ii) Tenant shall have no obligation to pay its share of Operating Expenses for Suites 250-C/250-D.

a. Suites 250-C/250-D Base Rent Abatement. Notwithstanding anything to the contrary contained in this Fourth Amendment or the Lease, but provided Tenant is not then in Default, Landlord hereby grants Tenant an abatement of the Base Rent for Suites 250-C/250-D payable during the period beginning on the Suites 250-C/250-D Commencement Date and ending 1 month thereafter (“Suites 250-C/250-D Base Rent Abatement”). For the avoidance of doubt, if the Suites 250-C/250-D Commencement Date occurs on the first day of a month, the Suites 250-C/250-D Base Rent Abatement will be measured from that date. If the Suites 250-C/250-D Commencement Date occurs on a day other than the first day of a month, the Suites 250-C/250-D Base Rent Abatement will be measured from the first day of the following month. Except as provided in the preceding sentences, Tenant shall pay the full amount of Base Rent for Suites 250-C/250-D due in accordance with the provisions of this Fourth Amendment and the Lease.

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5. Base Rent and Operating Expenses for Suites 250-C/250-D From and After Second Floor Expansion Premises Commencement Date. Commencing on the Second Floor Expansion Premises Commencement Date and continuing for the balance of the Term, Suites 250-C/250-D shall for all purposes form a part of the Second Floor Expansion Premises and all provisions of the Lease that apply to the Second Floor Expansion Premises from and after the Second Floor Expansion Premises Commencement Date shall apply to Suites 250-C/250-D. Accordingly, (a) the payment of Base Rent for the Second Floor Expansion Premises as set forth in the Second Amendment shall include the payment of Base Rent for Suites 250-C/250-D on the same terms and conditions as applicable to the Second Floor Expansion Premises, (b) Tenant shall pay its share of Operating Expenses for Suites 250-C/250-D and for the balance of the Second Floor Expansion Premises, (c) Base Rent for the Second Floor Expansion Premises (including Suites 250-C/250-D) shall be increased as more fully set forth in the Second Amendment, (d) the Second Floor Expansion Premises Base Rent Abatement shall apply to Suites 250- C/250-D and the balance of the Second Floor Expansion Premises, (e) the Second Floor Expansion Premises Tenant Improvement Allowance shall apply to Suites 250-C/250-D and the balance of the Second Floor Expansion Premises, and the Term of the Lease for Suites 250-C/250-D shall be identical to the Term of the Lease for the Second Floor Expansion Premises as set forth in the Second Amendment.

6. Changes to Defined Terms. Effective as of the dates set forth below and notwithstanding any contrary provision contained in the Second Amendment, the following amendments are hereby made to the definitions contained in the Basic Lease Provisions.

a. Effective as of the Suites 250-C/250-D Commencement Date, the defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately [***] rentable square feet, as determined by Landlord, consisting of the following: (i) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A attached hereto (“Existing Premises”), (ii) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A-1 attached hereto (“Expansion Premises”), (iii) approximately [***] rentable square feet as shown as the hatched area on Exhibit A-2 attached hereto (“First Floor Expansion Premises”), (iv) approximately [***] rentable square feet as shown on the hatched area on Exhibit A-3 attached hereto and known as Suite 250-E (“Suite 250-E”), (v) approximately [***] rentable square feet as shown on Exhibit A-4 attached hereto and known as Suite 250-C (“Suite 250-C”), and (vi) approximately [***] rentable square feet as shown on Exhibit A-4 attached hereto and known as Suite 250-D (“Suite 250-D”; together with the Existing Premises, the Expansion Premises, the First Floor Expansion Premises, Suite 250-E, and Suite 250-C, the “Premises”). EwingCole, Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). Tenant acknowledges receipt of such measurement, and such measurement shall be conclusive as to the area of the Premises.”

b. Effective as of the Suites 250-C/250-D Commencement Date, the defined term “Rentable Area of Premises” shall mean approximately [***] rentable square feet.

c. Effective as of the Suites 250-C/250-D Commencement Date, the defined term “Tenant’s Share of Operating Expenses” shall mean [***]%.1

[1]	Because they are LaunchLab space, Suites 250-C/250-D have not been included in the calculation of Tenant’s Share of Operating Expenses for the period beginning on the Suites 250-C/250-D Commencement Date and ending the day before the Second Floor Expansion Premises Commencement Date.

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7. Miscellaneous.

a. Entire Agreement. The Lease, as amended by this Fourth Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Fourth Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b. Binding Effect. This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Fourth Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Fourth Amendment.

d. Ratification; Conflicts. Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Regardless of whether specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.

e. Counterparts/Electronic Signatures. This Fourth Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Fourth Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

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Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment under seal as of the day and year first above written.

TENANT:

ADAPTIVE PHAGE THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Greg Merril
Name:	Greg Merril
Title:	CEO

☒ I hereby certify that the signature, name, and title above are my signature, name, and title.

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member

By:	/s/ William Barrett
Name:	William Barrett
Title:	Vice President – Real Estate Legal Affairs

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